As filed with the Securities and Exchange Commission on December 18, 2000.

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                FIBERSTARS, INC.
             (Exact name of registrant as specified in its charter)

               California                                94-3021850
------------------------------------------    -------------------------------
     (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                Identification No.)

            44259 Nobel Drive
           Fremont, California                             94538
------------------------------------------    -------------------------------
 (Address of Principal Executive Offices)                (Zip Code)

         1994 STOCK OPTION PLAN
    1994 DIRECTORS' STOCK OPTION PLAN
    1994 EMPLOYEE STOCK PURCHASE PLAN
        (Full title of the plan)

            DAVID N. RUCKERT                             Copy to:
 President and Chief Executive Officer                KENT E. SOULE
            Fiberstars, Inc.                  Pillsbury Madison & Sutro LLP
           44259 Nobel Drive                       2550 Hanover Street
       Fremont, California 94538               Palo Alto, California 94304
             (510) 490-0719                           (650) 233-4500
------------------------------------------
  (Name, address and telephone number,
     including area code, of agent
              for service)

                                               CALCULATION OF REGISTRATION FEE

                 Title of                          Amount          Proposed maximum          Proposed             Amount of
               securities to                       to be            offering price       maximum aggregate       registration
               be registered                   registered(1)           per share          offering price             fee
----------------------------------------------------------------------------------------------------------------------------------

1994 Stock Option Plan:

    Common Stock, $.0001 par value......          1,666 shares          $0.90(2)          $     1,499.40           $   0.40
    Common Stock, $.0001 par value......          5,984 shares          $4.50(2)          $    26,928.00           $   7.11
    Common Stock, $.0001 par value......         73,850 shares          $4.625(2)         $   341,556.25           $  90.17
    Common Stock, $.0001 par value......          8,500 shares          $5.25(2)          $    44,625.00           $  11.78
    Common Stock, $.0001 par value......        110,000 shares          $6.625(2)         $   728,750.00           $ 192.39


                 Title of                          Amount          Proposed maximum          Proposed             Amount of
               securities to                       to be            offering price       maximum aggregate       registration
               be registered                   registered(1)           per share          offering price             fee
----------------------------------------------------------------------------------------------------------------------------------

1994 Directors Stock Option Plan:

    Common Stock, $.0001 par value......         40,000 shares          $7.125(2)         $   285,000.00           $  75.24
    Common Stock, $.0001 par value......         22,916 shares          $3.938(2)         $    90,243.21           $  23.82
    Common Stock, $.0001 par value......         37,084 shares          $6.875(3)         $   254,952.50           $  67.31

1994 Employee Stock Purchase Plan:

    Common Stock, $.0001 par value......         50,000 SHARES          $6.875(3)         $   343,750.00           $  90.75
                                               ---------------                            --------------           --------
Total...................................       350,000 shares                             $2,117,304.36            $ 558.97


(1)  Calculated pursuant to General Instruction E to Form S-8.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. The computation was based on the weighted average per share exercise price of outstanding options under the referenced Plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. The computation with respect to unissued options is based upon the average of the high and low sales prices of the Registrant's common stock on the Nasdaq Stock Market on December 14, 2000.

                                -----------------

         This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                          INFORMATION REQUIRED PURSUANT
                      TO GENERAL INSTRUCTION E TO FORM S-8

         This registration statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a registration statement on Form S-8 relating to the same employee benefit plans is effective.

         Registrant's registration statements on Form S-8, filed with the Commission on October 27, 1994 (File No. 33-85664), June 3, 1997 (File No. 333-28423) and August 19, 1998 (File No. 333-61855) are hereby incorporated by reference.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this registration statement:

     (1) Registrant's Annual Report on Form 10-K (File No. 0-24230) for the fiscal year ended December 31, 1999;

     (2) Registrant's Quarterly Reports on Form 10-Q (File No. 0-24230) for the quarters ended March 31, June 30 and September 30, 2000; and

     (3) The description of the common stock contained in Registrant's registration statement on Form 8-A filed May 19, 1994 (File No. 0-24230).

         In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS

 Exhibit
  Number         Exhibit
  ------         -------

    5.1          Opinion of Gray Cary Ware & Freidenrich LLP.

   23.1          Consent of Gray Cary Ware & Freidenrich LLP (included in
                 Exhibit 5.1).

   23.2          Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   99.1          1994 Stock Option Plan, amended as of May 24, 2000.

   99.2          1994 Directors' Stock Option Plan, amended as of May 12, 1999.

   99.3          1994 Employee Stock Purchase Plan, amended as of December 7,
                 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 15, 2000.

                                      FIBERSTARS, INC.


                                      By   /S/ DAVID N. RUCKERT
                                         -------------------------------------
                                          David N. Ruckert
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David N. Ruckert and Robert A. Connors, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


                 Signature                                    Title                             Date
                 ---------                                    -----                             ----



          /S/ DAVID N. RUCKERT               President and Chief Executive Officer       December 15, 2000
----------------------------------------     (Principal Executive Officer) and
             David N. Ruckert                Director



          /S/ ROBERT A. CONNORS              Chief Financial Officer (Principal          December 15, 2000
----------------------------------------     Financial and Accounting Officer)
             Robert A. Connors



       /S/ THEODORE L. ELIOT, JR.                            Director                    December 15, 2000
----------------------------------------
          Theodore L. Eliot, Jr.



            /S/ MICHAEL FEUER                                Director                    December 15, 2000
----------------------------------------
               Michael Feuer

                                                          2


                 Signature                                    Title                             Date
                 ---------                                    -----                             ----



             /S/ B.J. GARET                                  Director                    December 15, 2000
----------------------------------------
                B. J. Garet



          /S/ WAYNE R. HELLMAN                               Director                    December 15, 2000
----------------------------------------
               Wayne R. Hellman



----------------------------------------                     Director                    December __, 2000
               Jon Merriman



               /S/ AL RUUD                                   Director                    December 15, 2000
----------------------------------------
                  Al Ruud



           /S/ JOHN B. STUPPIN                               Director                    December 15, 2000
----------------------------------------
              John B. Stuppin



           /S/ PHILIP WOLFSON                                Director                    December 15, 2000
----------------------------------------
              Philip Wolfson


                                INDEX TO EXHIBITS


 Exhibit
  Number         Exhibit
  ------         -------

    5.1          Opinion of Gray Cary Ware & Freidenrich LLP.

   23.1          Consent of Gray Cary Ware & Freidenrich LLP (included in
                 Exhibit 5.1).

   23.2          Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   99.1          1994 Stock Option Plan, amended as of May 24, 2000.

   99.2          1994 Directors' Stock Option Plan, amended as of May 12, 1999.

   99.3          1994 Employee Stock Purchase Plan, amended as of December 7,
                 2000.

                                       4